Exhibit-21.1
Subsidiaries of the Company

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

                                   State of
           Names                Incorporation     D/B/A (if applicable)
-----------------------------   -------------  --------------------------
The Healthy Edge, Inc.            Arizona
Chamberlin Natural Foods, Inc.    Florida       Chamberlin's Market & Cafe
Health Food Associates, Inc.      Oklahoma      Akin's Natural Foods Market
Hawaiian Natural Water Co., Inc.  Delaware
The Beverage Group, Inc.          Delaware
Trinity Springs, Inc.             Delaware

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